February 26, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  Prudential National Municipals Fund, Inc.
               File Nos. 2-66407 and 811-2992

Ladies and Gentlemen:

          On  behalf of Prudential National Municipals Fund,
Inc. enclosed for filing under the Investment Company Act of 1940 are:

          (1)  One copy of the Rule 24f-2 Notice; and

          (2)  Opinion of counsel to the Fund.

          These documents have been filed using the EDGAR system.

          If   you  have  any  questions  relating  to   the
foregoing, please call the undersigned at (201) 367-7521



                                   Very truly yours,

                                   1/s/ Deborah A. Docs
                                   Deborah A. Docs
                                   Assistant Secretary
Enclosures

cc:   William Farrar
     (Sullivan & Cromwell)

 NMF-297.ltr
_______________________________
1/s/ Deborah A. Docs